UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                      December 22, 2008

XL Capital Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda	HM11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Set forth below are prepared remarks of Mike McGavick, Chief Executive Officer of XL Capital, for insurance broker and client meetings occurring today:

XL is financially and operationally positioned to deliver for its customers as an independent company, and that’s our exclusive focus.  We expect to continue to be a strong competitor in insurance and reinsurance, without the need to raise additional capital at this time.

Our confidence is based on several factors:  our strong capital, our resilient franchise, our reputation for customer service and the steps we have taken and will continue to take to de-risk our portfolio and enhance our enterprise risk management.  The affirmation of our A.M. Best “A” Excellent/Stable financial strength rating, and even the one-notch downgrade from the other major agencies – "A" (Excellent-Neg. outlook) from S&P, “A2” (Good-Neg. outlook) from Moody's and “A" (Strong-Ratings watch) from Fitch – place us within the range of many of our peers in the current difficult financial markets.

These recent ratings actions – and the commentaries accompanying them – remove a significant uncertainty surrounding our company and should affirm your continued confidence in us.  You should know that, as we reduced our investment risk and maintained strong underwriting results in the third quarter of 2008, we have enhanced our operational capabilities.  For example, we have taken steps to streamline our insurance operations into a single platform in Europe to serve the countries of the European Economic Area as well as Asia and Australia, and formally submitted our request for a license to the Chinese regulators and are exploring potential opportunities in our Brazilian insurance joint venture with Banco Itau, in light of its recently announced merger with Unibanco and the buyout by Unibanco of its JV partner, AIG.

We recently opened new insurance offices in two key business hubs in the U.S. in Boston and Atlanta, and we continue to build out our Upper Middle Market operations in the U.S. and Europe.

Plain and simple:  XL remains a financially strong, successful and independent franchise.  We thank you for your support and your business.  We are pleased that you – and each of the major brokers – have recognized our financial strength and maintained us on their approved list of insurers.  This is reflected in the fact that in Europe – where the core renewal date for the insurance business is January 1 – our retention rate is tracking well with prior years.  And across the insurance segment our retention rates through November are in line with or ahead of rates for previous years.

For the reinsurance segment, we are hard at work on our 1/1 renewals.  Submission levels are high, and we are encouraged by strengthening market conditions, particularly in the short-tail lines.

We reiterate our longstanding commitment to you to pay claims, offer solutions to complex problems, and operate with unwavering integrity.  We look forward to continuing our strong relationship with you in the New Year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2008

XL Capital Ltd

By:	/S/ Kirstin Romann Gould
Name:	Kirstin Romann Gould
Title:	General Counsel and Secretary